Exhibit 99.1

Karman Space & Defense Reports Second Quarter Fiscal Year 2025 Financial Results

HUNTINGTON BEACH, Calif., August 7, 2025 – Karman Space & Defense (“Karman”, “Karman Holdings, Inc.” or “the Company”) (NYSE: KRMN), a leader in the rapid design, development and production of critical, next-generation system solutions for launch vehicle, satellite, spacecraft, missile defense, hypersonic and UAS customers, today reported second quarter fiscal year 2025 financial results.

Second Quarter 2025 and Recent Highlights

•
Produced record quarterly revenue of $115.1 million , up 35.3% year over year
•
Generated record net income of $6.8 million, a 47.8% year over year increase, and income per fully diluted share of $0.05
•
Delivered record quarterly non-GAAP adjusted EBITDA of $35.3 million, a 28.7% year over year increase, and non-GAAP adjusted earnings per fully diluted share of $0.10, more than triple that of the prior year
•
Achieved record funded backlog of $719.3 million at the end of the second quarter of 2025, up 24.1% compared to the end of the fourth quarter of 2024
•
Successfully closed $300 million Term Loan B and $50 million revolving credit facility to refinance existing debt, reducing interest rate and extending maturities by seven and five years, respectively
•
Acquired MTI and ISP to strengthen our design and manufacturing capabilities, expand our customer and program reach and increase revenue and adjusted EBITDA
•
Completed $1.2 billion secondary offering

“Building on our strong momentum since our February IPO, we produced another quarter of record results that include year-over-year increases of 35 percent in quarterly revenue, 29 percent in adjusted EBITDA and 36 percent in funded backlog,” said Tony Koblinski, chief executive officer of Karman Space & Defense “Double-digit revenue growth in each of our three end markets reflects strong, continued demand for our differentiated solutions.

“Record first half revenue of $215 million and funded backlog of $719 million support our increased expectations for the year. We now expect to achieve total revenue of $452 to $458 million and non-GAAP adjusted EBITDA of $138.5 to$141.5 million, representing year-over-year growth of 32 percent to the midpoints of those ranges.

“Robust defense funding to restock critical capabilities and build the Golden Dome for America, combined with a continued increase in U.S. space launch cadence, represent powerful tailwinds for our business beyond 2025. Karman is a new kind of space and defense company that is engineered for performance and growth. We are creating shareholder value by helping to enhance national security and enable the next-generation space economy,” Koblinski added.

First Quarter 2025 Financial Results

	Three Months Ended June 30,		QTD Change	Six Months Ended June 30,		YTD Change
(unaudited, in thousands, except percentage)	2025	2024	Year Over Year	2025	2024	Year Over Year
Hypersonics and Strategic Missile Defense	$34,960	$28,741	up 21.6%	$65,016	$53,563	up 21.4%
Space and Launch	39,597	28,512	up 38.9%	73,468	58,768	up 25.0%
Tactical Missiles and Integrated Defense Systems	40,540	27,786	up 45.9%	76,737	55,714	up 37.7%
Total Revenue	$115,097	$85,039	up 35.3%	$215,221	$168,045	up 28.1%

The increase in total revenue reflected net organic growth across all end-markets and our diversified portfolio of more than 70 customers and more than 100 programs.

Growth in Hypersonics and Strategic Missile Defense revenue for the three and six months ended June 30, 2025 from the comparable periods in the prior year, was driven by a net increase in funded development and production programs, primarily on the Next Generation Interceptor (“NGI”) program and classified programs, partially offset by a decrease in revenue from another development program due to the timing of program funding.

Growth in Space and Launch revenue for the three and six months ended June 30, 2025 from the comparable periods in the prior year, was primarily driven by higher planned U.S. space launch cadence from commercial and defense missions and lead times associated with critical subsystems that we supply. For the six months ended June 30, 2025, this growth was partially offset by lower revenue from the Space Launch Systems (“SLS”).

Growth in Tactical Missiles and Integrated Defense Systems for the three and six months ended June 30, 2025 from the comparable periods in the prior year, was primarily driven by a net increase in production in UAS and non-UAS programs. This market’s growth continues to be supported by successful system deployments, increasing adoption and continued investment in next-generation capabilities.

Funded Backlog

As of June 30, 2025, total funded backlog was $719.3 million, which represents the total invoiceable value of existing contracts, less amounts previously invoiced. Contract types include but are not limited to purchase orders, long term agreements and contractual authorization to proceed.

Business Outlook for the Full Year 2025

For the full fiscal year 2025, the Company raises and narrows its expectations for total revenue to between $452 million and $458 million, and for non-GAAP Adjusted EBITDA of between $138.5 million and $141.5 million. The Company previously expected total revenue of between $423 million and $433 million, and non-GAAP Adjusted EBITDA of between $132 million and $137 million.

Non-GAAP adjusted EBITDA is provided in the full year 2025 Outlook on a forward-looking basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to efficiently and on a timely basis integrate acquisitions, obtain and retain contracts, react to changes in the timing and/or amount of government spending, changes in the demand for our products, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates and investors should review all risks related to achievement of the guidance reflected under “forward-looking statements” below and in the Company’s filings with the Securities and Exchange Commission.

Conference Call and Live Webcast

In conjunction with this release, Karman Space & Defense Inc. will host a conference call and live webcast today, Thursday, August 7, 2025, at 1:30 pm Pacific Time. Hosting the call and webcast to review results for the second quarter of fiscal year 2025 will be Tony Koblinski, Chief Executive Officer; Mike Willis, Chief Financial Officer; Jonathan Beaudoin, Chief Operating Officer; and Steven Gitlin, Vice President, Investor Relations.

Investors may dial into the call using the following telephone numbers: +1 (800) 715-9871 (U.S. toll free) or +1 (646) 307-1963 (U.S. local or international) entering Conference ID: 4015462. Please allow ten minutes prior to the start time to allow for registration.

Investors with Internet access may listen to the live audio webcast via the Investor Relations page of the Karman Space & Defense website, https://investors.karman-sd.com/overview/default.aspx. Please allow ten minutes prior to the call to download and install any necessary audio software. A replay of the audio webcast will be available for one year.

A supplemental investor presentation for the fiscal second quarter fiscal year 2025 may be accessed at https://investors.karman-sd.com/News--Events/events-and-presentations/default.aspx.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at https://investors.karman-sd.com. The audio replay will also be available via telephone from Thursday, August 7, 2025, at approximately 7:00 p.m. Pacific

Time through Thursday, August 14, 2025 at 11:59 p.m. Pacific Time. Dial toll-free +1 (800) 770-2030 or international toll +1 (609) 800-9909 and use Playback ID: 4015462.

About Karman Space & Defense

Karman Space & Defense is a leader in the rapid design, development and production of critical, next-generation system solutions for launch vehicles, satellites and spacecraft, missile defense, hypersonics and UAS customers. Building on nearly 50 years of success, we deliver Payload & Protection Systems, Aerodynamic Interstage Systems, and Propulsion & Launch Systems to more than 70 prime contractors supporting more than 100 space and defense programs. Karman is headquartered in Huntington Beach, CA, with multiple facilities across the United States. For more information, visit our website,  Karman-SD.com.

Non-GAAP Supplemental Information

We present in this press release certain financial information based on our Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings Per Share (Adjusted EPS). We believe the non-GAAP financial measures will help investors understand our financial condition and operating results and assess our future prospects. We believe these non-GAAP financial measures, each of which is discussed in greater detail below, are important supplemental measures because they exclude unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of our ongoing operating results. Further, when read in conjunction with our U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a tool to help make financial, operational and planning decisions. We may use non-GAAP financial metrics in certain management compensation plans, debt covenants, internal budgetary decision making, and other resource allocation decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry by providing more comparable measures that are less affected by factors such as capital structure.

We recognize that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business.

We define these non-GAAP financial measures as:

EBITDA refers to net income before income taxes, depreciation and amortization and interest expense.

Adjusted EBITDA refers to EBITDA plus, as applicable for each period, adjustments for certain items management believes are not indicative of ongoing operations. Adjusted EBITDA excludes non-cash share-based compensation expenses. Additionally, Adjusted EBITDA excludes certain nonrecurring costs that management excludes in contemplation of budget decisions and are not costs of operating the business, such as entity wide re-branding initiatives or acquisition integration costs, and lender and administrative agent fees associated with one-off amendments. Lastly, Adjusted EBITDA excludes other non-recurring costs including gains or losses from disposition of assets, non-cash impairment losses, non-recurring transaction expenses and other charges or gains that the Company believes are not part of the ongoing operations of its business. The resulting expense or benefit from these other non-recurring costs is inconsistent in amount and frequency.

Adjusted EBITDA Margin - Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by revenue. Adjusted EBITDA and Adjusted EBITDA Margin are not measures calculated in accordance with U.S. GAAP, and they should not be considered an alternative to any financial measures that were calculated under U.S. GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin are used to facilitate a comparison of the ordinary, ongoing and customary course of our operations on a consistent basis from period to period and provide an additional understanding of factors and trends affecting our business. Adjusted EBITDA and Adjusted EBITDA Margin are driven by changes in volume, performance, contract mix and general and administrative expenses and investment levels. Performance, as used in this definition, refers to changes in profitability and is primarily based on adjustments to estimates at completion on individual contracts. These adjustments result from increases or decreases to the estimated value of the contract, the estimated costs to complete the contract, or both. These measures therefore assist management and our board and may be useful to investors in comparing our operating performance consistently over time as they remove the impact of our capital structure, asset base and items outside the control of the management team and expenses that do not relate to our core operations. Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled non-GAAP measures used by other companies as other companies may have calculated the measures differently.

Adjusted EPS represents GAAP net income (loss) per fully diluted share, excluding transaction related expenses, integration expenses and non-recurring costs, lender and administrative agent fees, share-based compensation and other non-recurring costs as they are not representative of our operating performance.

Forward-Looking Statements

This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Karman, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation, that a significant portion of our revenue is generated from contracts with the United States military and U.S. military spending is dependent upon the U.S. defense budget; U.S. government contracts are subject to a competitive bidding process that can consume significant resources without generating any revenue; our business and operations expose us to numerous legal and regulatory requirements, and any violation of these requirements could materially adversely affect our business, results of operations, prospects and financial condition; our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete; and we have in the past consummated acquisitions and intend to continue to pursue acquisitions, and our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations. Readers and/or attendees are directed to the risk factors identified in the filings we make with the SEC from time to time, copies of which are available free of charge at the SEC’s website at www.sec.govunder Karman Holdings Inc.

The forward-looking statements included in this announcement are only made as of the date of this announcement. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

Karman Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value and share data)

(unaudited)

	June 30,	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$27,438	$11,530
Accounts receivable, net	57,902	55,220
Contract assets	133,590	107,222
Inventory	14,740	9,883
Prepaid and other current assets	8,382	17,856
Total current assets	242,052	201,711
Property, plant and equipment	112,025	87,832
Less accumulated depreciation	(32,753)	(26,952)
Net property, plant and equipment	79,272	60,880
Other assets
Goodwill	301,840	225,146
Intangible assets, net	251,144	208,952
Operating lease right-of-use assets	6,697	6,071
Finance lease right-of-use assets	66,144	70,013
Other assets	6,780	1,187
Total other assets	632,605	511,369
Total assets	$953,929	$773,960
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$28,056	$28,296
Accrued payroll and related expenses	10,677	11,249
Contract liabilities	19,897	29,868
Short term operating lease liabilities	1,641	1,533
Short term finance lease liabilities	4,165	3,980
Short term notes payable, net of debt issuance costs	2,816	7,140
Income taxes payable	15,104	20,054
Other current liabilities	5,803	12,487
Total current liabilities	88,159	114,607
Long-term liabilities
Revolving line of credit	30,000	25,000
Long-term notes payable, net of current portion and net of debt issuance costs	365,847	326,920
Noncurrent operating lease liabilities, net of current portion	5,838	5,338
Noncurrent finance lease liabilities, net of current portion	75,477	77,957
Other liabilities	2,479	2,772
Deferred tax liabilities	24,652	25,370
Total long-term liabilities	504,293	463,357
Total liabilities	592,452	577,964
Equity:
Preferred stock, $0.001 par value; authorized — 100,000,000 shares; issued and outstanding — none	—	—
Common stock; $0.001 par value; authorized — 1,000,000,000 shares; issued and outstanding — 132,322,435 and none, respectively	132	—
Additional paid in capital	367,598	204,258
Accumulated other comprehensive income	75	75
Accumulated deficit	(6,328)	(8,337)
Stockholders' equity and members' equity, respectively	361,477	195,996
Total liabilities and equity	$953,929	$773,960

Karman Holdings, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$115,097	$85,039	$215,221	$168,045
Cost of goods sold	68,076	50,445	128,749	104,451
Gross profit	47,021	34,594	86,472	63,594
Operating expenses
General and administrative expenses	19,430	9,993	42,718	20,082
Depreciation and amortization expense	7,487	6,320	13,687	11,732
Operating expenses	26,917	16,313	56,405	31,814
Net operating income	20,104	18,281	30,067	31,780
Interest expense, net	(11,893)	(13,401)	(23,266)	(25,461)
Other income	380	36	300	806
Income before provision for income taxes	8,591	4,916	7,101	7,125
Provision for income taxes	(1,784)	(312)	(5,092)	(399)
Net income	6,807	4,604	2,009	6,726
Net income per common share and unit, basic and diluted, respectively	$0.05	$0.03	$0.02	$0.04
Weighted-average common share and units outstanding, basic and diluted, respectively	132,322	166,737	132,322	166,737

Karman Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
(unaudited, in thousands, except percent)	2025	2024	2025	2024
Net income	$6,807	$4,604	$2,009	$6,726
Income tax provision	1,784	312	5,092	399
Depreciation and amortization[1]	10,307	8,306	19,176	15,656
Interest expense, net	11,893	13,401	23,266	25,461
EBITDA	30,791	26,623	49,543	48,242
Transaction related expenses[2]	3,904	79	5,866	2,090
Integration expenses and non-recurring restructuring costs[3]	380	476	641	892
Lender and administrative agent fees[4]	206	—	1,466	—
Share-based Compensation[5]	—	246	8,084	743
Adjusted EBITDA	$35,281	$27,424	$65,600	$51,967
Revenue	$115,097	$85,039	$215,221	$168,045
Net income margin	5.9%	5.4%	0.9%	4.0%
Adjusted EBITDA Margin	30.7%	32.2%	30.5%	30.9%

	For the three months ended June 30,		For the six months ended June 30,
(unaudited)	2025	2024	2025	2024
GAAP net income per share and unit, respectively	$0.05	$0.03	$0.02	$0.04
Transaction-related expenses[2]	0.03	—	0.04	0.01
Integration expenses and non-recurring restructuring costs[3]	—	—	—	0.01
Lender and administrative agent fees[4]	—	—	0.01	—
Share-based compensation[5]	—	—	0.06	—
Other non-recurring costs[6]	0.02	—	0.02	—
Adjusted EPS[7]	$0.10	$0.03	$0.16	$0.06

1.
Includes depreciation of property, plant and equipment, amortization of intangible assets and right-of-use assets. Depreciation and amortization expense includes allocated depreciation and amortization from cost of goods sold of $2.8 million and $2.0 million for the three months ended June 30, 2025 and 2024, respectively, and $5.5 million and $3.9 million for the six months ended June 30, 2025 and 2024, respectively.
2.
Represents legal and due diligence fees incurred in connection with planned and completed acquisitions, which are required to be expensed as incurred. For the three months ended June 30, 2025, these expenses related to the MTI and ISP acquisitions. Additionally, the Company incurred certain professional service fees related to its IPO that did not meet the requirements to be deferred issuance costs, these costs are considered non-recurring and outside the ordinary course of business, and therefore are not indicative of ongoing operating performance, which was reflected in the six months period ended June 30, 2025.
3.
These costs include company-wide system implementation expenses and Company re-branding costs. This category also includes post-acquisition integration costs, and employee expenses related to acquisitions or restructuring activities.
4.
Reflects non-recurring lender fees associated with one-off amendments to the Company’s credit agreement, separate from ongoing administrative fees.
5.
Reflects share-based compensation expenses associated with the Company’s P Units and Phantom Units. These units were fully vested in connection with the completion of the Company’s IPO in February 2025.
6.
Other non-recurring costs for the three and six months ended June 30, 2025 represent the write-off of unamortized debt issuance costs associated with our previous term loan, which was refinanced with the new Term Loan B.
7.
Total may not sum due to rounding.

###

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Contacts

Investor contact:

Steven Gitlin

investors@karman-sd.com

Media contact:

press@karman-sd.com